Exhibit 99.1


For Immediate Release

                  JESSICA EINHORN AND DEBORAH WRIGHT NOMINATED
                    TO JOIN TIME WARNER'S BOARD OF DIRECTORS

                       New Directors Would Enhance Board's
                 Independence, Diversity and Financial Expertise

NEW YORK, April 4, 2005 - Time Warner Inc. (NYSE: TWX) today announced that its Board of Directors has nominated two new candidates for election to the Board at the Company's Annual Meeting of Stockholders on May 20.

The two new nominees are Jessica P. Einhorn, Dean of the Paul H. Nitze School of Advanced International Studies (SAIS) at Johns Hopkins University, and Deborah
C. Wright, Chairman, President and CEO of Carver Bancorp, Inc.

The Time Warner Board currently consists of 13 members, each of whom has been nominated for re-election at the May 20 Annual Meeting. They are: Dick Parsons, James Barksdale, Stephen Bollenbach, Steve Case, Frank Caufield, Robert Clark, Miles Gilburne, Ambassador Carla Hills, Reuben Mark, Michael Miles, Ken Novack, Ted Turner and Francis Vincent.

Ambassador Carla Hills, who chairs the Time Warner Board's Nominating and Governance Committee, said: "We're delighted that Jessica Einhorn and Deborah Wright have agreed to be candidates for election to our Board. As part of its corporate governance policies, Time Warner has established rigorous criteria for identifying and selecting new directors who will add to the Board's mix of skills and experience. Candidates must not only be distinguished as leaders in their professional fields, but also possess exemplary integrity, judgment, business acumen, and high personal and professional ethics. Both Jessica and Deborah would bring all of those qualities to our Board, while enhancing our Board's independence and diversity."

Dick Parsons, Chairman and CEO of Time Warner, said: "Jessica Einhorn and Deborah Wright are both widely recognized leaders with strong management skills and financial expertise. Jessica has done a superb job of running one of the nation's leading graduate schools after concluding a distinguished career at the World Bank. In leading the turnaround of Carver Bancorp, Deborah has emerged as one of the nation's most respected community bankers, following more than a decade of leadership positions in the public sector. Both Jessica and Deborah also possess the character and intelligence that will enable them to effectively serve the interests of our stockholders. Along with Bob Clark, who joined our Board in 2004, Jessica and Deborah are indicative of the caliber of individuals our Nominating and Governance Committee has sought for our Board."

Jessica Einhorn said: "I'm honored to have been nominated to serve on Time Warner's Board of Directors and look forward to having the opportunity to work with the other distinguished Board members in helping the Company achieve its financial and strategic goals."

Deborah Wright said: "I am delighted to have this opportunity to join Time Warner's Board and to work to maximize long-term value for the stockholders of this great company."

About Jessica P. Einhorn

Jessica Einhorn, 57, became Dean of the Paul H. Nitze School of Advanced International Studies (SAIS) in 2002. The first SAIS graduate to serve as Dean, Ms. Einhorn is highly regarded internationally for her knowledge of global capital markets, public finance and portfolio risk management.

Before joining SAIS, Ms. Einhorn served as a consultant in the Washington office of Clark & Weinstock, a strategic communications and public affairs consulting firm.

In August 1999, she concluded a nearly 20-year career at the World Bank, where she held the positions of Vice President and Treasurer (from 1992-1996) and Managing Director (from 1996-1998). As Managing Director for Finance and Resource Mobilization, she was in charge of the financial management of the World Bank and its activities in resource mobilization from the public and private sectors. In the wake of the Asian financial crisis, from 1998 to 1999, she spent a year as a Visiting Fellow at the International Monetary Fund.

Prior to  joining  the  World  Bank,  Ms.  Einhorn  held  positions  at the U.S.
Treasury,   the  U.S.  State  Department  and  the   International   Development
Cooperation Agency of the United States.

Ms. Einhorn serves as a trustee for the Rockefeller Brothers Fund and as a director of the Council on Foreign Relations, the Institute for International Economics, the Center for Global Development and the National Bureau of Economic Research. She served until recently as a member of the board of directors of Pitney Bowes Inc., and is the chair of the global advisory board of J.E. Robert Cos. She is a member of the Trilateral Commission and a former trustee of the German Marshall Fund.

Author of Expropriation Politics, Ms. Einhorn received a B.A. from Barnard College at Columbia University, an M.A. in international affairs from SAIS, and a Ph.D. in politics from Princeton University. She also has studied at the London School of Economics and as a Fulbright Scholar in Caracas, Venezuela.

About Deborah C. Wright

Deborah C. Wright, 47, is Chairman, President and Chief Executive Officer of Carver Bancorp, Inc. (AMEX: CNY), the holding company for Carver Federal Savings Bank, a federally chartered savings bank. With $616.1 million in total assets as of December 31, 2004, it is the nation's largest bank operated by African- and Caribbean-Americans. She joined Carver in 1999 as President and CEO and was elected to the additional position of Chairman of the Board in 2005.


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

Under Ms. Wright's leadership, Carver has successfully completed a turnaround of the bank's operations and launched its current growth program. Carver operates eight full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan.

Prior to joining Carver, Ms. Wright was President and CEO of the Upper Manhattan Empowerment Zone Development Corporation since May 1996. She previously served as Commissioner of the Department of Housing Preservation and Development under Mayor Rudolph W. Giuliani from 1994 to 1996. Prior to that appointment, she was named by Mayor David N. Dinkins to the New York City Housing Authority Board, which manages New York City's 189,000 public housing units.

Ms. Wright is a member of the Board of Overseers of Harvard University and serves on the boards of Kraft Foods Inc., the Partnership for New York City, Memorial Sloan Kettering Cancer Center and The Ministers and Missionaries Benefit Board of the American Baptist Churches.

Ms. Wright earned A.B., J.D. and M.B.A. degrees from Harvard University.

About Time Warner Inc.

Time Warner Inc. is a leading media and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks and publishing.

In connection with the Company's 2005 annual meeting of stockholders, including the solicitation of proxies for the election of directors, the Company has filed a proxy statement with the Securities and Exchange Commission (the "SEC"). Security holders are advised to read the proxy statement in its entirety as it contains important information. Security holders may obtain a free copy of the proxy statement, as well as other relevant materials filed with the SEC concerning the Company, at the SEC's website at www.sec.gov. The Company, its directors, certain of its executive officers and any nominee for whose election as a director proxies are being solicited, including those nominees referred to in this press release, may be deemed to be participants in the solicitation of proxies for the election of directors at the Company's 2005 annual meeting of stockholders within the meaning of SEC rules. Information regarding the Company, its directors, such executive officers and such nominees, and their interests, is included in the proxy statement for the Company's 2005 annual meeting of stockholders.

                                      # # #

Contacts:

Ed Adler, Corporate Communications
(212) 484-6630

Susan Duffy, Corporate Communications
(212) 484-6686

Mia Carbonell, Corporate Communications
(212) 484-6684


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